Exhibit 99.1

Implant Sciences Moves into 58,000 sq. ft. Manufacturing & Office Facility to Accommodate Anticipated Demand

Wilmington, MA – July 30, 2013 – Implant Sciences Corporation (OTCQB:IMSC), a high technology supplier of systems and sensors for homeland security and defense markets, today announced that it has moved its headquarters and manufacturing operations to 500 Research Drive Unit 3, Wilmington, Massachusetts 01887. The new 58,000 square foot facility, located in the same technology park as its prior location, offers the Company more than double its previous space. Implant Sciences’ telephone and fax numbers remain the same, phone: 978-752-1700, fax: 978-752-1711.

“As we continue to advance our certification efforts both here in the U.S. and internationally, we expect growing sales. Expanding our Massachusetts facility underscores our commitment to manufacturing high-tech equipment right here in the USA,” stated Implant Sciences’ President and CEO, Glenn D. Bolduc. “I’m very proud of everything the entire Implant Sciences’ team has accomplished to bring us to this point, and look forward to continued growth in the future.”

Brenda Baron, Vice President of Manufacturing for Implant Sciences, added, “In FY2013, Implant Sciences built and shipped more units than ever before in its history. I’m very proud of what the manufacturing team was able to accomplish. This new facility is critical to supporting continued growth in sales.”

“Since manufacturing requirements were paramount in our need for a new facility, Brenda was in charge of planning and executing the move,” added Dr. William McGann, Chief Operations Officer for Implant Sciences. ” She and her team did an amazing job, relocating all of Implant Sciences with minimal downtime.”

About Implant Sciences

Implant Sciences is the leader in next generation Explosives Trace Detection (ETD) technology. In January 2013, the Company became only the third ETD manufacturer, and the sole American-owned company, to have product approval from the US Transportation Security Administration. Implant Sciences has developed proprietary technologies used in its commercial explosives and drugs trace detection systems, which ship to a growing number of locations domestically and internationally. Implant Sciences’ QS-H150 portable explosives trace detector has received Qualified Anti-Terrorism Technology Designation and, in addition to receiving TSA approval for air cargo screening, the Company's QS-B220 has also received a Developmental Testing & Evaluation (DT&E) Designation by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group, by March 31, 2014; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the Transportation Security Administration or by other U.S. or foreign government and law enforcement agencies or commercial consumers of security products; economic, political and other risks associated with international sales and operations could adversely affect our sales; the risk that liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; the risk that our business is subject to intense competition; the risks that our markets are subject to rapid technology change and that our success depends on our ability to develop and introduce new products; the risks that we may not be able to retain our management and key employees or to identify, hire and retain additional personnel as needed; the risks that we may not be able to enforce our patent and other intellectual property rights or operate without infringing on the proprietary rights of others: and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management’s current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended June 30, 2012. The Company assumes no obligation to update the information contained in this press release.

Contact:

Implant Sciences Corporation

Company Contact:

Glenn Bolduc, CEO

978-752-1700

gbolduc@implantsciences.com

or

Investor Contact:

Laurel Moody

646-810-0608

lmoody@corporateprofile.com